Exhibit 99.1

Arxis Reports Record First Quarter 2026 Results; Initiates Full-Year 2026 Guidance

BLOOMFIELD, Conn., May 27, 2026 – Arxis, Inc. (NASDAQ: ARXS) (the "Company” or “Arxis”), a leading designer and manufacturer of proprietary, mission-critical electronic and mechanical engineered components, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights (all comparisons against the first quarter of 2025, unless otherwise noted):

•
Revenue of $459 million, up 21%
•
Net income of $53 million, compared to $(4) million
•
Net income margin of 11.6%, compared to (1.1)%
•
Adjusted EBITDA1 of $175 million, up 31%
•
Adjusted EBITDA margin1 improved by 290 bps to 38.2%

Initiating Full-Year 2026 Guidance (all comparisons against the full-year 2025, unless otherwise noted):

•
Revenue range of $1,860 to $1,880 million, representing 18% growth at the midpoint
•
Adjusted EBITDA1 range of $720 to $730 million, representing 27% growth at the midpoint
•
Adjusted EBITDA margin1 of approximately 38.8% at the midpoint, an increase of 290 bps

“Following the successful completion of our IPO in April, we are entering our next phase as a public company with strong momentum across our Electronic and Mechanical Components segments,” said Kevin Perhamus, Arxis’ President and Chief Executive Officer. “Proceeds from the IPO will support our growth objectives, specifically relating to strategic acquisitions. Our proprietary Arxis EDGE business system continues to support commercial execution, identify cross-sell opportunities, and accelerate integration across acquired businesses, contributing to continued growth and increased margin expansion across both segments.”

“Arxis delivered record first quarter performance, with revenue increasing 21% year-over-year, 17% organically; net income increasing to $53 million with net income margin of 11.6%; and Adjusted EBITDA1 growing 31%, driving 290 basis points of expansion to achieve 38.2% Adjusted EBITDA margin1,” continued Perhamus. “Results were supported by strong demand across our key end markets, disciplined operational execution, productivity initiatives, and continued cost management. This performance underscores the strength and scalability of the Arxis EDGE business system.”

“We believe the outlook across our end markets remains favorable. In Defense & Space, we continue to see strong demand supported by increasing U.S. and allied spending priorities across mission-critical platforms and technologies where our portfolio is well positioned. In Commercial Aerospace, favorable long-term demand fundamentals and robust production backlogs continue to support long-term growth. In Industrial Technology, demand remains supported by continued investment in automation and electrification trends. We are in the early stages of a multi-year investment cycle from our customers, which positions Arxis for continued growth.”

(1) Additional detail on non-GAAP financial measures, including reconciliations, is provided in the appendix.

First Quarter 2026 Unaudited Condensed Combined Consolidated Results

	Three Months Ended March 31
(Dollars in millions, except per share amounts)	2026	2025	Change
Revenue	$459	$380	21%

Net income (loss)	$53	$(4)	NM

Net income margin	11.6%	(1.1)%	NM

Adjusted EBITDA[1]	$175	$134	31%

Adjusted EBITDA margin[1]	38.2%	35.3%	290 bps

Net cash provided by operating activities	$36	$21	76%

Free cash flow[1]	$25	$12	107%

NM = not meaningful due to the small prior-year comparison base.

Revenue of $459 million increased 21% year-over-year, including 17% organic growth, with growth in both the Electronic and Mechanical Components segments. Growth was driven by continued strength across key end markets, led by Defense & Space and supported by ongoing momentum in Commercial Aerospace and Industrial Technology, with new business wins also contributing.

Net income of $53 million increased $57 million year-over-year, with net income margin of 11.6% compared to (1.1)% in the same quarter of the prior year.

Adjusted EBITDA1 was $175 million, an increase of 31% year-over-year, with an Adjusted EBITDA margin1 improvement of 290 basis points to 38.2%. Adjusted EBITDA margin1 expansion was driven by higher volumes, favorable pricing, and disciplined cost management.

Capital Structure Updates

Arxis successfully completed its initial public offering on April 17, 2026. Proceeds from the IPO will support continued investment in the Company’s growth objectives, primarily strategic acquisitions.

The Company began trading on NASDAQ under the ticker symbol “ARXS” and raised approximately $1,221 million net of underwriting discounts and fees. Proceeds were used to repay approximately $946 million of Term Loan B debt with the remaining proceeds retained for general corporate purposes, including acquisitions.

Acquisition Updates

On January 5, 2026, Arxis completed the acquisition of Micro-Tronics, a designer and manufacturer of highly engineered rubber-to-metal-bonded seals and diaphragm seal assemblies used in mission-critical aerospace and defense applications.

Full Year 2026 Guidance

	Full Year 2026 Guidance
(Dollars in millions)	2026[3]	2025	Change at Midpoint
Revenue	$1,860 to $1,880	$1,591	18%

Adjusted EBITDA[2]	$720 to $730	$571	27%

Adjusted EBITDA margin[2]	~38.8%	35.9%	290 bps

(2)
Arxis has not reconciled its full year 2026 guidance related to Adjusted EBITDA and Adjusted EBITDA margin to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.
(3)
Includes Micro-Tronics acquisition.

Conference Call and Webcast Information

Arxis will host an investor conference call to discuss its first quarter results and full-year 2026 guidance at 8:00 a.m. ET on Thursday, May 28, 2026. A live webcast of the call, along with related presentation materials, will be available on the News & Events section of the Company’s website at https://ir.arxis.com. A replay of the webcast will be available for 30 days following the call.

About Arxis

Arxis is a leading designer and manufacturer of proprietary, engineered components that deliver cutting-edge performance in extreme environments. Our companies are trusted innovators serving the most demanding industries, including Defense and Space, Commercial Aerospace, and Industrial Technology. Our team of over 500 engineers works hand-in-hand with our customers’ engineering teams to develop custom engineered components that address their most complex technical challenges and that perform under the most challenging conditions. Arxis is a portfolio company of Arcline Investment Management. For more information, visit www.arxis.com.

Non-GAAP Financial Measures

This press release includes certain “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as transaction costs and other deal related expenses, acquisition and integration costs, restructuring costs, share-based compensation expense, when applicable. We define Adjusted EBITDA margin as Adjusted EBITDA divided by

Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers.

We define Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures. We believe this measure allows management and investors to evaluate the capacity of our operations to generate cash that is available to service debt and make strategic investments and acquisitions.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. To compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The reconciliations to their most directly comparable U.S. GAAP financial measures follow. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. Unless otherwise noted, tables are presented in U.S. dollars in thousands. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in thousands.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “guidance”, “will”, “may,” and negatives or derivatives of these or similar expressions.

These forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the concentration of our business on the aerospace and defense industries; the unique business risks of supplying products to companies contracting with the U.S. government; the significant competition that we face; our industry’s rapid change; any decline or lower-than-anticipated growth of the markets into which we sell our products and services; cost overruns; the availability and pricing of certain components and raw materials from suppliers; inflation; our products may not operate as intended; our decentralized organizational structure; our indebtedness and the restrictive covenants under the agreements governing our indebtedness; our ability to comply with the extensive governmental regulation to which we are subject; our ability to maintain our government or industry approvals; product liability lawsuits and product recalls; our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights on which our business depends; our ability to realize the anticipated benefits from our recent reorganization; and the significant transaction costs that we have incurred and expect to continue to incur in connection with our recent reorganization and as a public company.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s filings with the Securities and Exchange Commission, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Contact:

Investor Relations

ir@arxis.com

+1 860-243-7100 (Select 1 for Arxis)

Table 1: Condensed Combined Statements of Operations

(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Revenue	$458,858	$380,079
Cost of revenue	224,015	217,168
Gross profit	234,843	162,911
Selling, general and administrative expenses	88,317	68,626
Amortization of intangible assets	36,023	34,080
Operating income	110,503	60,205
Interest expense, net	43,958	68,260
Other income, net	(2,467)	(1,229)
Net income (loss) before income taxes	69,012	(6,826)
Income tax expense (benefit)	15,703	(2,502)
Net income (loss)	$53,309	$(4,324)

Table 2: Condensed Combined Balance Sheets

(Unaudited, in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$238,918	$250,303
Accounts receivable, net	244,277	216,936
Contract assets	78,786	67,780
Inventories	325,995	315,604
Prepaid expenses and other current assets	55,978	57,058
Total current assets	943,954	907,681
Property, plant and equipment, net	408,334	397,929
Intangible assets, net	2,415,087	2,429,879
Goodwill	2,756,880	2,745,351
Operating lease right-of-use assets, net	64,840	64,651
Other assets	50,634	50,943
Total assets	$6,639,729	$6,596,434

Liabilities and members’ equity
Current liabilities:
Accounts payable	$58,029	$56,467
Contract liabilities, current	23,876	30,027
Operating lease liabilities, current	10,701	10,584
Debt, current	27,103	26,853
Accrued expenses and other current liabilities	135,458	163,230
Total current liabilities	255,167	287,161
Debt, noncurrent	2,625,392	2,606,459
Contract liabilities, noncurrent	1,414	1,414
Operating lease liabilities, noncurrent	54,121	53,798
Deferred tax liabilities	384,078	384,420
Other long-term liabilities	136,283	139,124
Total liabilities	3,456,455	3,472,376
Members’ equity	3,183,274	3,124,058
Total liabilities and members’ equity	$6,639,729	$6,596,434

Table 3: Condensed Combined Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$53,309	$(4,324)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	51,528	48,994
Amortization of deferred financing cost and accretion of paid-in-kind interest	1,338	1,908
Amortization of inventory fair value adjustment	722	18,177
Loss (gain) on sale and disposal of assets	194	316
Share-based compensation expense	2,480	2,330
Interest rate hedges change in fair value	(725)	88
Deferred income taxes	68	(4,217)
Loss on extinguishment of debt	—	15,535
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(23,329)	(14,602)
Inventories	(5,528)	(15,831)
Prepaid expenses and other current assets	841	(29,566)
Accounts payable	2,057	(5,771)
Accrued expenses and other current liabilities	(27,526)	16,648
Contract assets and liabilities, net	(17,180)	(5,263)
All other assets and liabilities	(1,840)	(3,168)
Other operating activities, net	60	(492)
Net cash provided by (used in) operating activities	36,469	20,762

Cash flow from investing activities:
Capital expenditures	(11,703)	(8,795)
Proceeds from sale and disposal of assets, net of cash sold	21	—
Acquisition of businesses, net of cash acquired	(68,819)	(48,450)
Net cash used in investing activities	(80,501)	(57,245)

Cash flow from financing activities:
Proceeds from issuance of debt	25,000	2,692,000
Repayments of debt	(6,751)	(2,598,321)
Payments of debt financing fees	—	(38,907)
Issuance of related party notes receivable	—	(3,000)
Settlement of related party notes receivable	4,361	1,500
Repayments of related party payables	—	(7,000)
Distributions	(307)	(350,257)
Contributions	11,344	385,000
Other financing activities, net	(145)	(521)
Net cash provided by financing activities	33,502	80,494
Effect of exchange rate changes on cash and cash equivalents	(855)	(2,065)
Net increase (decrease) in cash and cash equivalents	(11,385)	41,946
Cash and cash equivalents, beginning of the period	250,303	110,838
Cash and cash equivalents, end of the period	$238,918	$152,784
Supplemental schedule of non-cash investing and financing activities:
Settlement of related party notes receivable in exchange for membership units	$18,748	$—
Rollover equity issued in connection with acquisition	2,500	—
Operating lease assets obtained in exchange for operating lease liabilities	2,309	10,849

Table 4: Reconciliation of Net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin

(in thousands, except for percentages)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$53,309	$(4,324)
Interest expense, net	43,958	68,260
Income tax expense (benefit)	15,703	(2,502)
Depreciation and amortization	51,528	48,994
Acquisition and integration costs(1)	722	18,749
Restructuring costs(2)	270	1,737
Transaction and other deal related expenses(3)	7,225	881
Share-based compensation expense(4)	2,480	2,330
Other non-recurring adjustments(5)	—	—
Adjusted EBITDA	$175,195	$134,125
Revenue	$458,858	$380,079
Adjusted EBITDA Margin	38.2%	35.3%

(1) Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs, rebranding, system implementation costs and employee expenses related to acquisitions. This also includes amortization expenses of inventory step-up recorded in connection with purchase accounting of acquired businesses.

(2) Represents severance, facility consolidation/closure costs and other charges associated with restructuring programs.

(3) Represents third-party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents the compensation expense under our share-based plans and deferred compensation plans.

(5) Represents other income and expense adjustments that are non-recurring, non-operational or not reflective of core performance, such as loss on disposal of assets, commercial commitments or legal settlements, income from transition services agreements and non-operational pension impacts.

Table 5: Reconciliation of Net cash provided by operating activities to Free Cash Flow

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$36,469	$20,762
Less:
Capital expenditures	(11,703)	(8,795)
Free Cash Flow	$24,766	$11,967